EXHIBIT 32.1
CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 13a-14(b) AND
18 U.S.C. SECTION 1350
     In connection with the Quarterly Report of Spartech Corporation (the “Company”) on Form 10-Q for the period ended January 28, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George A. Abd, President and Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ George A. Abd
George A. Abd President and Chief Executive Officer March 7, 2006